[Non-Employee Director – Time-Based Vesting]

NOTICE OF RESTRICTED STOCK AWARD GRANT UNDER THE

XTANT MEDICAL HOLDINGS, INC. 2018 equity INCENTIVE PLAN

Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the Non-Employee Director (as defined in the Plan) named below (the “Director”), the number of restricted shares of the Company’s Common Stock, par value $0.000001 per share (collectively, the “Restricted Stock”). The Restricted Stock is subject to all of the terms and conditions set forth in this Notice of Restricted Stock Award Grant (this “Grant Notice”), in the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Restricted Stock grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Grant ID:	[Insert Grant ID number]

Director:	[Insert Director Name]

Grant Date:	[Insert Grant Date]

Total Number
of Shares of
Restricted Stock:	[Insert Number of Underlying Shares], subject to adjustment as provided in the Plan.

Vesting Schedule:	Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock will vest and become non-forfeitable:

[on a cumulative basis, on the one-year anniversary of the Grant Date with respect to one-half of the number of shares subject thereto on the Grant Date and on the two-year anniversary of the Grant Date with respect to the remaining number of shares subject thereto on the Grant Date]

OR

[in full on [___________]/the [one/two/three/four]-year anniversary of the Grant Date];

Provided, however, that the Director remains continuously a Non-Employee Director on the Company’s Board of Directors or provides services to the Company or any Subsidiary (the “Service”) through the applicable vesting date.

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The Director must accept this Restricted Stock grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Restricted Stock grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Director acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to the grant of the Restricted Stock hereunder, the Director agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Director has read carefully and in its entirety the Award Agreement. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Director with respect to the grant, vesting and administration of this Restricted Stock award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

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XTANT MEDICAL HOLDINGS, INC.		Director

By:	[Name of Officer]	[Name of Director]
Title:	[Title of Officer]

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RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Notice of Restricted Stock Award Grant (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (as may be amended from time to time, the “Plan”), Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), and the Director named in the Grant Notice (the “Director”) agree as follows.

1. Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Director and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan and the Plan Prospectus have been delivered to the Director together with this Agreement.

2. Grant of Restricted Stock. The Company hereby grants to the Director that number of shares of Restricted Stock set forth in the Grant Notice, subject to adjustment as provided in the Plan, and each of which, once vested pursuant to this Agreement, will become non-forfeitable, subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan.

3. Vesting; Forfeiture.

3.1 Service-Based Vesting Condition. Except as otherwise provided in this Section 3 or this Agreement or the Plan, the Restricted Stock will vest and such vested Restricted Stock will become non-forfeitable in the amounts and on the date(s) as indicated in the Vesting Schedule set forth in the Grant Notice (each a “Vesting Date”) and as set forth in this Agreement and in the Plan; provided, however, that the Director continuously provides Services through the applicable Vesting Date.

3.2 Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Director, upon a Change in Control, all outstanding but unvested Restricted Stock will become immediately vested and non-forfeitable.

3.3 Effect of Termination of Service. Except as otherwise provided below, in Section 13.4 or 13.5 of the Plan or in an Individual Agreement between the Company and the Director, in the event the Director’s Service with the Company terminates for any reason, all outstanding but unvested Restricted Stock held by the Director as of the effective date of such termination will be terminated and forfeited. Notwithstanding the foregoing, in the event the Director’s Service with the Company is terminated by reason of the Director’s death, a pro rata percentage of the unvested Restricted Stock scheduled to vest on the next applicable Vesting Date, with such proration based on the number of days during which the Director continuously provided Services to the Company beginning on the Grant Date, or if a Vesting Date has occurred, the most recent Vesting Date, and ending on the next applicable Vesting Date, multiplied by the number of Shares of unvested Restricted Stock that were scheduled to vest on the next applicable Vesting Date, will become immediately vested and non-forfeitable.

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4. Rights of Director.

4.1 Service. Nothing in this Agreement will be construed as (a) a contract of employment between the Director and the Company, (b) as a right of the Director to continue as a director of the Company, or (c) as a limitation of the right of the Company in accordance with Applicable Law and the Company’s charter and bylaws to remove the Director as a director of the Company at any time, with or without cause or not to re-elect the Director as a director of the Company.

4.2 Rights as a Stockholder. Except as otherwise provided in this Agreement and in the Plan, notwithstanding any restrictions to which the Restricted Stock may be subject, the Director will have all voting, dividend, liquidation and other rights with respect to the Shares as if such Director were a holder of record of shares of unrestricted Common Stock.

4.3 Dividends. Unless the Committee determines otherwise, any dividends or distributions paid with respect to shares of Common Stock subject to any unvested portion of the Restricted Stock will be subject to the same restrictions as the shares to which such dividends, distributions or such other payments relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

4.4 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Director in the Restricted Stock prior to the vesting, issuance or settlement of the Restricted Stock will be assignable or transferable, or subjected to any lien, during the lifetime of the Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Stock other than in accordance with this Agreement and the Plan will be null and void and the Restricted Stock for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.

5. Miscellaneous.

5.1 Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

5.2 Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Director or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

5.3 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Director and his or her heirs, executors, administrators, successors and assigns.

5.4 Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to Xtant Medical Holdings, Inc., Attn: Chief Financial Officer, 664 Cruiser Lane, Belgrade, MT 59714, and if to the Director, to the last known mailing address of the Director contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

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5.5 Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock by electronic means or request the Director’s consent to participate in the Plan by electronic means. The Director hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

5.6 Other Laws. The Company will have the right to refuse to issue to the Director or transfer any shares of Common Stock subject to the Restricted Stock if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.

5.7 Investment Representation. The Director hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Restricted Stock will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Director will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Director of any shares of Common Stock subject to the Restricted Stock, the Director will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

5.8 Non-Negotiable Terms. The terms of this Agreement and the Restricted Stock are not negotiable, but the Director may refuse to accept the Restricted Stock by notifying the Company’s Chief Financial Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

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